UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2004

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19700	33-0266089
(Commission File No.)	(IRS Employer Identification No.)

9360 Towne Centre Drive, Suite 110

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

ITEM 5. OTHER EVENTS.

On April 5, 2004, Amylin Pharmaceuticals, Inc. (the “Company”) announced that the initial purchasers in its recent private placement of $175 million of 2.50% convertible senior notes due 2011 have elected to exercise their option to purchase an additional $25 million in principal amount of the notes.  A copy of the Company’s press release dated April 5, 2004, relating to the offering is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)	EXHIBITS.

	Number	Description

	99.1	Press release issued by the Company on April 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated:	April 5, 2004	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel

INDEX TO EXHIBITS

99.1	Press release issued by the Company on April 5, 2004.